Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Restructuring Agreement
with Noteholders and Related Court Proceedings

CALGARY, ALBERTA, September 25, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) today announced that it has reached agreement with holders (the “Supporting Noteholders”) of approximately 75% of the outstanding 10.375% Senior Notes due 2017 (the “Senior Notes”) issued by Lone Pine Resources Canada Ltd. (“LPR Canada”) on a restructuring plan that, if successfully implemented, will significantly reduce the Company’s debt obligations and materially improve the Company’s overall capitalization and liquidity.  The Company has commenced proceedings in the Court of Queen’s Bench of Alberta under the Companies’ Creditors Arrangement Act (“CCAA”), and ancillary proceedings under Chapter 15 of the United States Bankruptcy Code (“Chapter 15”) in the United States Bankruptcy Court for the District of Delaware, to implement the restructuring.  Lone Pine, LPR Canada and all other subsidiaries of the Company are parties to the CCAA and Chapter 15 proceedings.

“The proposed restructuring transaction is the result of a lengthy evaluation and deliberation by Lone Pine’s management and board of directors, together with its financial and legal advisors, on a range of alternatives available to the Company,” said Tim Granger, President and Chief Executive Officer.  “The proposed restructuring is designed to significantly reduce the Company’s long-term debt and improve its liquidity, which will allow Lone Pine to resume investment in its attractive asset base, while at the same time allowing the Company to retain its relationships with its current employees, industry partners and suppliers.”

The restructuring provides for the cancellation of all outstanding shares of Lone Pine common stock, the conversion of all Senior Notes into new common equity, and a new equity investment of US$100 million by holders of the Senior Notes (“Noteholders”) through a private offering to eligible Noteholders of convertible preferred shares (the “Share Offering”).  The proposed restructuring is the result of agreements reached with Supporting Noteholders representing a significant majority of the outstanding Senior Notes, and consideration by the board of directors of Lone Pine, with advice from its financial and legal advisors, of all available alternatives.  Based on such consideration and advice, the board of directors of Lone Pine has determined that the proposed restructuring is in the best interests of the Company.

The restructuring contemplates that the Share Offering will be made available to all eligible Noteholders on a pro rata basis pursuant to available exemptions from the prospectus requirements of Canadian securities legislation and the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). Certain of the Supporting Noteholders (the “Backstopping Noteholders”) have provided a backstop commitment to subscribe for any portion of the proposed Share Offering that is not taken up by other Noteholders.  The preferred shares to be issued under the Share Offering will be convertible, in aggregate, into such number of common shares as is equal to the 75% of the common shares outstanding on an “as converted” basis on completion of the restructuring.  The preferred shares will carry preferential dividend and liquidation rights, and certain corporate transactions and other matters will, following completion of the restructuring, be subject to preferred shareholder approval in certain circumstances. Details concerning the timing and mechanics of participating in the Share Offering, including as an additional backstop party, will be made available as part of the meeting materials to be sent to all Noteholders.

It is a condition to the restructuring that Lone Pine obtain a new secured credit facility, and the Company is engaged in active lender discussions for this purpose.  Proceeds from the Share Offering and borrowings under the new credit facility will be used, in part, to repay all indebtedness under the Company’s existing secured credit facility, which as of September 24, 2013 was approximately Cdn$180 million.

The Company has agreed, pursuant to the terms of a support agreement entered into with each of the Supporting Noteholders (the “Support Agreements”), to pursue the restructuring through a plan of compromise and arrangement under the CCAA, which will be subject to creditor and court approval, and ancillary proceedings under Chapter 15 of the United States Bankruptcy Code for recognition of the CCAA proceedings.  The Supporting Noteholders, who collectively hold more than 75% of the outstanding Senior Notes, have agreed under the Support Agreements to support the restructuring plan and vote their claims under the Senior Notes in favor of its approval at any meeting of creditors to be held for that purpose.  The definitive terms of the restructuring will be set forth in the CCAA plan of compromise and arrangement. The foregoing summary descriptions of the Support Agreements and the Backstop Agreements are not complete descriptions of the parties’ rights and obligations under such agreements, and interested parties are encouraged to review the forms of Support Agreement and the Backstop Agreement which have been filed by the Company on EDGAR and SEDAR.

During the CCAA proceedings Lone Pine expects to continue with its day-to-day operations, and employee obligations and any trade payables incurred after today are expected to be paid or satisfied in the ordinary course.  The Company has agreed to the principal terms of a new Cdn$10 million debtor-in-possession credit facility with certain of its existing secured lenders, subject to the negotiation and execution of definitive documentation. The debtor-in-possession credit facility, together with current cash balances of Cdn$4 million and anticipated cash flow from operations, are expected to provide sufficient liquidity to the Company through the restructuring period.

Trading of Lone Pine’s common stock on the Toronto Stock Exchange has been halted, and the Company anticipates that the trading halt will remain in effect pending delisting of the common stock.  The Company expects to complete the restructuring before December 31, 2013.

Lone Pine is being advised by RBC Capital Markets, Bennett Jones LLP, Vinson & Elkins LLP and Richards Layton & Finger P.A. in connection with the restructuring, with Wachtell, Lipton, Rosen & Katz LLP providing independent advice to the Company’s board of directors.  The Supporting Noteholders are being advised by Goodmans LLP and Stroock & Stroock & Lavan LLP.

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The securities to be offered in connection with the restructuring have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The preferred shares will be offered only to accredited investors as such term is defined under Section 501 of Regulation D under the Securities Act.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that forward-looking statements may include statements with respect to, among other things: our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; estimates of future capital expenditures; our future revenues, cash flows and expenses; our plans to dispose of non-core assets; our plans to restructure and refinance our Senior Notes and the indebtedness outstanding under our credit agreement and otherwise complete a comprehensive restructuring; our plans to complete a new debtor-in-possession credit facility and new replacement senior secured credit facility; our plans and expectations with respect to the operation of our business and ability to satisfy our obligations and payables during the restructuring; the future delisting of our common stock on the TSX; our future business strategy and other plans and objectives for future operations; our future development opportunities and production mix; our outlook on oil, natural gas and NGL prices; the amount, nature and timing of future capital expenditures, including future development costs; our ability to access the capital markets to fund capital and other expenditures; estimates of our oil and natural gas reserves; estimates of our future oil, natural gas and NGL production, including estimates of any increases or decreases in our production; estimates of our average global market capitalization; our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations; the impact of federal, provincial, territorial and local political, legislative, regulatory and environmental developments in Canada, where we conduct business operations, and in the United States; and our estimates of additional costs and expenses we may incur as a separate stand-alone company.

These risks relating to Lone Pine include, but are not limited to, our level of indebtedness and the acceleration of such indebtedness; our ability to complete a strategic restructuring and refinancing transaction or alternative transaction, including associated risks such as (i) our ability to negotiate and execute definitive documentation with respect to the restructuring (including our ability to complete a new debtor-in-possession credit facility and new replacement senior secured credit facility) and obtain bankruptcy court approval thereof, (ii) the effects of the commencement of the CCAA and Chapter 15 proceedings on us and the interests of various creditors, equity holders and other constituents, (iii) bankruptcy court rulings and the outcomes of the proceedings in general, (iv) the length of time we will operate under the proceedings; (v) risks associated with third party motions in the proceedings, which may interfere with our ability to consummate our restructuring plan, (vi) the potential adverse effects of the proceedings on our liquidity or results of operations, (vii) our ability to execute our business and restructuring plan, (viii) increased legal and other costs related to the proceedings, (ix) our ability to maintain contracts that are critical to our operation and to obtain and maintain normal terms and relationships with our suppliers, other service providers, customers, employees, stockholders and other third parties, and (x) our ability to retain key executives, managers and employees; our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures and meet working capital needs and our ability to continue as a going concern during the restructuring; the volatility of our stock price; the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices; a continuation of depressed natural gas prices; the availability of capital on economic terms to fund our significant capital expenditures and acquisitions; our ability to obtain adequate financing to pursue other business opportunities; our ability to replace and sustain production; a lack of available drilling and production equipment, and related services and labor; increases in costs of drilling, completion and production equipment and related services and labor; unsuccessful exploration and development drilling activities; regulatory and environmental risks associated with exploration, drilling and production activities; declines in the value of our oil and natural gas properties, resulting in ceiling test write-downs; the adverse effects of changes in applicable tax, environmental and other regulatory legislation; a deterioration in the demand for our products; the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures; the risks of conducting exploratory drilling operations in new or emerging plays; intense competition with companies with greater access to capital and staffing resources; the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; the uncertainty related to the pending litigation against us; and other risks as described in reports that Lone Pine files with the SEC and with Canadian securities regulators, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information to reflect events or circumstances after the issuance of this news release, except as required by law.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock currently trades on the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Chief Financial Officer

Tel.: (403) 292-8000